Exhibit 99.1

Carlyle Prices $400 Million Subordinated Notes Offering

Washington, DC, May 4, 2021 – Global investment firm The Carlyle Group Inc. (NASDAQ: CG) (“Carlyle”) priced its offering of $400 million aggregate principal amount of 4.625% subordinated notes due 2061 issued by Carlyle Finance L.L.C., its indirect subsidiary. Carlyle also granted the underwriters an option to purchase up to an additional $60 million aggregate principal amount of notes within 30 days from the date hereof. The notes will be fully and unconditionally guaranteed by Carlyle and its indirect subsidiaries Carlyle Holdings I L.P., Carlyle Holdings II L.L.C., CG Subsidiary Holdings L.L.C. and Carlyle Holdings III L.P. The offering is expected to close on May 11, 2021, subject to customary closing conditions. Carlyle intends to use the net proceeds from the sale of the notes for general corporate purposes.

Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as joint book-running managers for the offering.

The offering is being made pursuant to an effective shelf registration statement, as amended (Registration No. 333-236397) on file with the U.S. Securities and Exchange Commission (the “SEC”). The offering is being made by means of a prospectus and related prospectus supplement only. An electronic copy of the prospectus supplement, together with the accompanying prospectus, is available on the SEC’s website at www.sec.gov. Alternatively, copies of the prospectus supplement and accompanying prospectus may be obtained by contacting the joint book-running managers: Morgan Stanley & Co. LLC toll-free at 1-866-718-1649; BofA Securities, Inc. toll-free at 1-800-294-1322; Citigroup Global Markets Inc. toll-free at 1-800-831-9146 and J.P. Morgan Securities LLC at 1-212-834-4533.

This press release shall not constitute an offer to sell or a solicitation of an offer to purchase the notes or any other securities, and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About The Carlyle Group

The Carlyle Group (NASDAQ: CG) is a global investment firm with deep industry expertise that deploys private capital across three business segments: Global Private Equity, Global Credit and Investment Solutions. With $260 billion of assets under management as of March 31, 2021, Carlyle’s purpose is to invest wisely and create value on behalf of its investors, portfolio companies and the communities in which we live and invest. The Carlyle Group employs more than 1,800 people in 29 offices across five continents.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, our dividend policy, our expected future dividend policy, the anticipated benefits from converting to a corporation and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,”

“plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on February 11, 2021, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

This release does not constitute an offer for any Carlyle fund.

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Contacts:

Public Market Investor Relations

Daniel Harris

Phone: +1 (212) 813-4527

daniel.harris@carlyle.com

Media

Leigh Farris

Phone: +1 (212) 813-4815

leigh.farris@carlyle.com

OR

Brittany Berliner

Phone: +1 (212) 813-4839

brittany.berliner@carlyle.com